Exhibit 99.1

PRESS RELEASE

China Security & Surveillance Technology, Inc. Reports Fourth-Quarter and Full-Year 2010 Results

Strong Momentum in the Installation Segment, Expansion in Margins

SHENZHEN, China, February 28, 2011 (PRNewswire-Asia)

  Fourth-quarter revenues increased 17.1% to $214.01 million

  Fourth-quarter gross margin increased to 28.6%

  Fourth-quarter net income attributable to CSST increased 11.4% to $29.04 million and GAAP diluted EPS was $0.33

  Full-year revenue increased 17.9% to $684.70 million

  Full-year net income attributable to CSST increased 36.8% to $77.39 million and net margin increased to 11.3%

  Full-year GAAP diluted EPS was $0.96

  Full-year gross margin and operating margin up 310 basis points and 390 basis points year over year, respectively – the margin improvement reflected the growing large-scale government contracts and effective cost control measures

Note: CSST’s fourth-quarter and full-year 2010 earnings conference call will be broadcast live via the Internet at 8 a.m. ET on Monday, February 28, 2011, at http://irpage.net/csct/index.html.

China Security & Surveillance Technology, Inc. ("CSST" or the "Company") (NYSE: CSR; Nasdaq Dubai: CSR), a leading integrated surveillance and safety solutions provider in the P.R.C., today reported fourth-quarter and full-year 2010 results highlighted by revenue growth, increase in net income and encouraging margin improvement. These results were driven by continuing strong demand for surveillance and safety products and services in China, gains in large-scale government contracts and disciplined execution on cost initiatives.

CSST’s full-year revenues totaled $684.70 million, net income attributable to the Company was $77.39 million and GAAP diluted EPS was $0.96. Gross margin, operating margin and net margin rose to 27.7%, 15.2% and 11.3% respectively.

“We had another strong quarter and a solid year,” said Mr. Guoshen Tu, Chairman and Chief Executive Officer of CSST. “Our major growth drivers – large-scale government projects and security service business – continue to set the pace for the industry, and we’re still early in the growth cycle of these areas. Progress across these growth drivers, combined with continued progress on our cost-improvement initiatives, makes us feel confident of our outlook.”

Fourth-Quarter Financial Results

For the quarter ended December 31, 2010, CSST’s revenues totaled $214.01 million, compared with $182.71 million in the year-earlier quarter.

Gross profit totaled $61.15 million, up 18.8% from $51.48 million in the year-earlier period. Gross margin increased to 28.6% from 28.2% for the same period in 2009, as a result of expanded profitability of the large-scale government contracts.

Net income attributable to CSST totaled $29.04 million, up 11.4% from $26.07 million in the year-earlier quarter. Net margin was 13.6% . GAAP diluted EPS was $0.33 in the fourth quarter of 2010, as compared with $0.38 in the fourth quarter of 2009.

Full-Year Financial Results

For the full year 2010, CSST’s revenues totaled $684.70 million, up 17.9% versus $580.87 million in 2009. The growth reflected the strong demand for CSST’s products and services, CSST’s established brand awareness and extensive distribution network. Government customers accounted for 56% of total revenues, while corporate customers accounted for 44%. Organic revenues for 2010 totaled $683.88 million, or 99.9% of total revenues, compared with $543.89 million, or 93.6% of total revenues in 2009. Non-organic revenues totaled $0.82 million or 0.1% of total revenues.

Gross profit totaled $189.42 million, up 32.6% from $142.87 million in 2009. Gross margin was 27.7%, up 310 basis points from 24.6% last year. The increase was due to relatively higher margins from large-scale government projects in 2010.

Operating income increased 57.6% to $103.94 million while operating margin increased to 15.2% .

Net income attributable to CSST totaled $77.39 million, up 36.8% from $56.58 million in 2009; and net margin increased to 11.3% in 2010, compared with 9.7% in 2009. The increase of net income was mainly attributable to the gross margin expansion and continuous improvement of operational efficiencies.

GAAP diluted EPS totaled $0.96 versus $1.01 in 2009. The decrease was mainly due to the increase of share count. Weighted average diluted share count increased from 56.17 million shares in 2009 to 80.52 million shares in 2010.

As of December 31, 2010, CSST’s backlog of sales contracts was $325.50 million, down from $412.56 million as of September 30, 2010.

Financial Outlook

For the full year 2011, CSST reaffirms its revenue projection of $870 to $890 million, net income of $104 to $106 million, and GAAP diluted EPS of $1.13 to $1.15.

“We aim to take our business to the next level in 2011,” Mr. Tu said. “We’re seeing continuing growth in industry demand in China. We have built and scaled solid growth platforms for the future. Our installation business is positioned for growth from future wins of large-scale government contracts and we also expect growth in our service business. CSST has led the surveillance and safety industry in China and we are well positioned to drive the industry’s next waves of innovation and growth.”

About China Security & Surveillance Technology, Inc.

Based in Shenzhen, China, CSST designs, manufactures, sells, installs, services and monitors electronic surveillance and safety products and solutions, including related software, in China. Its customers are mainly comprised of government, commercial, industrial and education entities. CSST has built a diversified customer base through its extensive sales and service network that includes branch offices and distribution points throughout China. To learn more about the Company visit http://www.csst.com

Safe Harbor Statement

This press release may include certain statements that are not descriptions of historical facts, but are forward-looking statements. Such statements include, among others, those concerning our expected financial results in 2011 and our ability to deliver such results, expected growth in industry demand and our business, our expected financial performance and strategic and operational plans, our future operating results, our expectations regarding the market for surveillance and safety products and our ability to win large-scale government contracts, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. Forward-looking statements can be identified by the use of forward-looking terminology such as 'will,' 'believes,' 'expects' or similar expressions. Such information is based upon expectations of our management that were reasonable when made but may prove to be incorrect. All of such assumptions are inherently subject to uncertainties and contingencies beyond our control and based upon premises with respect to future business decisions, which are subject to change. We do not undertake to update the forward-looking statements contained in this press release. For a description of the risks and uncertainties that may cause actual results to differ from the forward-looking statements contained in this press release, see our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission ('SEC'), and our subsequent SEC filings. Copies of filings made with the SEC are available through the SEC's electronic data gathering analysis retrieval system at http://www.sec.gov

For more information, please contact:
Company Contact:
Stacy Yan
China Security & Surveillance Technology, Inc.
Tel: +86-755-8351-5634
Email: ir@csst.com
Investor and Media Contact:
Patrick Yu, Fleishman-Hillard Hong Kong
Tel: +852-2530-2577
Email: patrick.yu@fleishman.com
CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
FOR THE THREE MONTHS ENDED DECEMBER 31, 2010 AND 2009
Expressed in thousands of U.S. dollars
(Except for share and per share amounts)

	(UNAUDITED)	(UNAUDITED)
	2010	2009
Revenues	$214,011	$182,719
Cost of goods sold	152,851	131,232
Gross profit	61,160	51,487
Selling and marketing	3,128	3,646
General and administrative	17,668	16,599
Depreciation and amortization	3,158	3,041
Income from operations	37,206	28,201
Interest income	159	88
Interest expense	(4,403)	(1,939)
Other income, net	733	830
Income before income taxes	33,695	27,180
Income taxes	(4,655)	(1,125)
Net income	29,040	26,055
Add: Net income (loss) attributable to the noncontrolling interest	--	3
Net income attributable to the Company	29,040	26,058
NET INCOME PER SHARE ATTRIBUTABLE TO THE COMPANY’S COMMON SHAREHOLDERS
BASIC	$0.35	$0.41
DILUTED	$0.33	$0.38
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
BASIC	83,047,000	62,942,000
DILUTED	89,411,000	68,939,000

CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009
Expressed in thousands of U.S. dollars
(Except for share and per share amounts)

		2010		2009
Revenues		$684,703		$580,870
Cost of goods sold (including depreciation and
amortization for the years ended December 31, 2010,
2009 and 2008 of $998, $1,009 and $762,		495,280		438,005
respectively)
Gross profit		189,423		142,865
Selling and marketing		11,821		12,496
General and administrative (including non-cash employee
compensation for the years ended December 31, 2010,
2009 and 2008 of $24,739, $18,087 and $13,837, respectively)		61,526		52,677
Depreciation and amortization		12,135		11,731
Income from operations		103,941		65,961
Interest income		422		215
Gain on modification of convertible notes		--		9,315
Interest expense		(13,517)		(19,731)
Other income, net		1,684		2,500
Income before income taxes		92,530		58,260
Income taxes		(15,140)		(1,733)
Net income		77,390		56,527
Add: Net income (loss) attributable to the noncontrolling interest		(1)		50
Net income attributable to the Company		77,389		56,577
Foreign currency translation gain (loss)		18,054		(1,602)
Comprehensive income attributable to the Company		95,443		54,975
Comprehensive income (loss) attributable to the noncontrolling interest		1		(50)
COMPREHENSIVE INCOME
NET INCOME PER SHARE ATTRIBUTABLE TO THE COMPANY’S COMMON SHAREHOLDERS		$95,444		$54,925
BASIC		1.02		1.10
DILUTED		0.96		1.01
	$		$
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING		76,092,000		51,317,000
BASIC		$80,522,000		$56,171,000

CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2010 AND 2009
Expressed in thousands of U.S. dollars
(Except for share and per share amounts)

ASSETS
	2010	2009
Cash and cash equivalents	$65,626	$154,483
Accounts receivable, net	433,986	251,604
Inventories, net	59,368	70,141
Prepayments and deposits	56,241	4,706
Advances to suppliers and subcontractors	88,360	39,399
Other receivables	47,116	26,692
Deferred tax assets	--	13
Total current assets	750,697	547,038
Deposits paid for business acquisitions, properties and intangible assets	146,243	7,199
Plant and equipment, net	75,294	75,447
Land use rights, net	7,896	7,733
Intangible assets, net	48,692	54,677
Goodwill	79,516	79,511
Deferred financing costs, net	2,684	1,953
TOTAL ASSETS	$1,111,022	$773,558
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Notes payable – short term	$196,329	$57,116
Obligations under product financing arrangements – short term	6,687	5,184
Guaranteed senior unsecured notes payable – short term	37,408	35,701
Accounts and bills payable	32,240	68,817
Accrued expenses	49,421	26,762
Advances from customers	15,216	27,503
Taxes payable	28,648	14,835
Payable for acquisition of businesses, properties and land use rights	3,763	5,105
Deferred income	3,201	1,868
Total current liabilities	372,913	242,891
LONG TERM LIABILITIES
Notes payable – long term	60,570	--
Obligations under product financing arrangements – long term	6,474	6,541
Guaranteed senior unsecured notes payable – long term	6,580	43,988
Net deferred tax liabilities	282	773
Total liabilities	446,819	294,193
EQUITY
Preferred stock, $0.0001 par value;
10,000,000 shares authorized, no shares issued and outstanding
Common stock, $0.0001 par value;
290,000,000 shares authorized, 89,521,115 (2010) and 67,866,730 (2009) shares issued and outstanding	9	7
Additional paid-in capital	374,417	285,025
Retained earnings	243,371	165,982
Statutory surplus reserve fund	804	804
Accumulated other comprehensive income	45,619	27,565
Total equity of the Company	664,220	479,383
Noncontrolling interest	(17)	(18)
Total equity	664,203	479,365

TOTAL LIABILITIES AND EQUITY	$1,111,022	$773,558

CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009
Expressed in thousands of U.S. dollars
(Except for share amounts)

2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$77,390	$56,527
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Provision for doubtful accounts	900	2,432
Depreciation and amortization	13,133	12,740
Provision for obsolete inventories	688	348
Amortization of consultancy services	--	11
Amortization of deferred financing costs	1,277	646
Non-cash compensation expense	24,739	18,087
Redemption accretion on convertible notes	--	14,851
Debt discount amortization	2,939	1,249
Gain on modification of convertible notes	--	(9,315)
Deferred tax (benefit) expense	(502)	1,045
Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable	(175,474)	(104,332)
Inventories	12,262	47,313
Prepayments and deposits	(51,389)	2,793
Advances to suppliers and subcontractors	(47,739)	(22,233)
Related party receivables	--	--
Other receivables	(19,596)	(12,324)
Increase (decrease) in:
Accounts and bills payable and accrued expenses	(16,885)	32,736
Advances from customers	(13,140)	(1,156)
Taxes payable	13,353	10,525
Deferred income	1,275	660
Net cash (used in) provided by operating activities	(176,769)	52,603

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to plant and equipment	(2,518)	(4,143)
Additions to intangible assets, other than through business acquisitions	(1,749)	(2,585)
Additions to land use rights, other than through business acquisitions	--	(174)
Deposits paid for business acquisitions, properties and intangible assets	(144,662)	(3,259)
Deposits refunded for acquisition of subsidiaries	7.825	1,904
Net cash outflow on acquisition of net assets of businesses acquired (net of cash acquired)	--	273
Payments of payables for acquisition of businesses, properties and land use rights	(1,341)	(11,077)
Payments of adjustments to cost of acquisitions related to resolved contingencies	--	(425)
Proceeds from sale of land use rights and property	--	--
Net cash used in investing activities	(142,445)	(19,486)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock, net of offering costs	64,573	80,179
Proceeds from borrowings, net of financing costs	340,148	65,874
Repayment of borrowings	(143,138)	(21,865)
Repayment of guaranteed senior unsecured notes payable	(38,640)	--
Proceeds from obligations under product financing arrangements, net of financing costs	6,271	8,362
Repayment of obligations under product financing arrangements	(6,363)	(4,511)
Repayment of convertible notes payable	--	(52,500)
Proceeds from exercise of warrants	82	--
Net cash provided by financing activities	222,933	75,539

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(96,281)	108,656
Effect of exchange rate changes on cash and cash equivalents	7,424	(1,952)
Cash and cash equivalents, beginning of year	154,483	47,779

CASH AND CASH EQUIVALENTS, END OF YEAR	$65,626	$154,483